Exhibit 99.1

     Forest City Reports Third-Quarter and Year-to-Date Results;
    Net Earnings Increase Primarily Due to New Property Additions in 2002 & 2003 and Third-Quarter 2003 Land Sale

    CLEVELAND--(BUSINESS WIRE)--Dec. 4, 2003--Forest City Enterprises, Inc. (NYSE:FCEA)(NYSE:FCEB) today announced net earnings, revenues and EBDT for the third fiscal quarter and the nine months ended October 31, 2003.
    Net earnings for the fiscal 2003 third quarter were $26.0 million, or $0.51 per share, compared with $8.9 million, or $0.18 per share, for the fiscal 2002 third quarter. Net earnings for the nine months ended October 31, 2003 were $47.4 million, or $0.94 per share, compared with $31.8 million, or $0.63 per share, for the same period a year earlier.
    Third fiscal quarter consolidated revenues increased 28.4 percent to $293.6 million compared with $228.7 million in the prior year's third quarter. Consolidated revenues for the nine months ended October 31, 2003 increased 16.7 percent to $786.1 million compared with $673.5 million for the nine months ended October 31, 2002.
    EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) for the third fiscal quarter was $69.9 million, or $1.38 per share, compared with last year's third-quarter EBDT of $50.5 million or $1.01 per share. EBDT for the nine months ended October 31, 2003 was $171.6 million, or $3.40 per share, compared with last year's nine-month EBDT of $134.0 million, or $2.67 per share.
    "The increases in net earnings, revenues and EBDT for the third quarter and the first nine months were the result of the strength and diversification of our commercial, residential and land development portfolios," said Charles A. Ratner, president and chief executive officer of Forest City Enterprises. "This growth has been driven by 12 property additions in fiscal 2003 and the maturing of properties that we added to our portfolio in fiscal 2002. Our Land Development Group, which includes our Denver Stapleton and Chicago Central Station projects, has continued its strong performance in 2003, most recently with a large land sale in Fort Myers, Florida, during the third quarter."
    Mr. Ratner continued, "Although our total Net Operating Income
(NOI) continues to grow largely from new property additions, our comparable property NOI continues to struggle. Comparable property NOI -- NOI from properties opened and operated in both 2003 and 2002 -- was down 1.3 percent for the quarter and down 2.1 percent in the first nine months of fiscal 2003 (based on the pro-rata consolidation method of accounting -- see attached Exhibit, which also includes comparable property NOI on the full consolidation method). While these results are below historic levels, they compare favorably with the industry trends for these product sectors today. Nonetheless, we remain cautious about the outlook for near-term real estate industry fundamentals. For the quarter, our retail portfolio comparable NOI was up 4.2 percent while offices were down 1.0 percent. Residential and hotels were down 3.9 percent and down 19.8 percent, respectively."
    Mr. Ratner summarized, "We expect our fiscal fourth-quarter EBDT to be lower than the prior year's fourth quarter primarily due to the timing of land sales. While annual land sales will be comparable between 2003 and 2002, the timing of land sales in 2003 occurred primarily in the first nine months, while the majority of fiscal 2002 land sales occurred in the fourth quarter. That said, we are on track for fiscal 2003 to be our 24th consecutive year of EBDT growth. At this time, we expect to meet or exceed at the high end of the consensus estimate range of $4.05 to $4.15 for fiscal 2003 EBDT per share."
    EBDT is a non-Generally Accepted Accounting Principle (GAAP) measure that is provided as a supplement to net earnings and net earnings per share prepared in accordance with GAAP. The Company believes net earnings is the most comparable GAAP measure to EBDT. A reconciliation of EBDT to net earnings is provided in the Financial Highlights table in this news release. While property dispositions, acquisitions or other factors can impact net earnings in the short term, the Company believes EBDT gives a more consistent view of Forest City's overall financial performance from quarter to quarter and year to year.
    Comparable NOI is a non-GAAP financial measure that is provided to supplement information presented in the Company's Form 10-Q. The Company believes comparable NOI is useful to the Company's investors because it measures the performance of the same properties on a period-to-period basis. See attached Exhibits for a reconciliation of NOI to net earnings, the most comparable financial measure calculated in accordance with GAAP.
    Mr. Ratner continued, "We have completed three residential acquisitions in the third quarter, including Cherrywood Village and Ranchstone in Denver, and opened the Short Pump Town Center open-air retail center in Richmond in September. Other recent activity included being awarded our first contract to redevelop, operate and share in the ownership of military family housing at five U.S. Navy communities in Hawaii; breaking ground on our Victoria Gardens retail center in Rancho Cucamonga, California; and beginning construction on two other projects - the jointly owned San Francisco Centre in downtown San Francisco and the Quartermaster Plaza retail development in South Philadelphia."

    Quarterly Highlights

    During the third fiscal quarter, Forest City continued to expand its presence in its core markets of Greater New York City/Philadelphia, California, Boston, Greater Washington, D.C./Baltimore, and Denver. Forest City's business strategy is to concentrate on high-growth, high barrier-to-entry urban markets where the Company has gained access to large, complex commercial, residential and mixed-use projects. These markets are often characterized by favorable demographics, such as a highly educated population, above-average per capita income and/or above-average growth in per capita income.

    New York City/Philadelphia

    The New York City/Philadelphia corridor is a core market for Forest City. Properties currently under construction in New York City include the Atlantic Terminal retail center and office building in Brooklyn - where Target and The Bank of New York, respectively, will be primary tenants; Harlem Center office building in Manhattan; Brooklyn Commons retail center in Brooklyn; and Twelve MetroTech Center office building in Brooklyn. Brooklyn Commons will open in the fourth quarter of fiscal 2003, Atlantic Terminal and Harlem Center will open in fiscal 2004, and Twelve MetroTech Center is scheduled to open in fiscal 2005.
    In Philadelphia, during the fiscal third quarter, Forest City began construction on Quartermaster Plaza. With more than 450,000 square feet of leasable space, Quartermaster Plaza will have Home Depot and BJ's Wholesale Club as anchors and is scheduled to open in fiscal 2004. The site is part of the former Quartermaster Depot military facility that distributed Army supplies from World War I through the Gulf War. (See attached Exhibit for total cost of the project.)

    Land Sales

    A growing part of Forest City's net earnings, revenues and EBDT can be attributed to the success of the Land Development Group, which includes land sales from the Company's Denver Stapleton and Chicago Central Station projects. In these projects and in the balance of the Company's land business, Forest City is capitalizing on the 40-year-low mortgage interest rates - which has enabled it to participate in the robust for-sale housing market during the past 24 months. Land sales continue to be strong in 2003, as evidenced by activity in Denver, Chicago, and Fort Myers, Florida. During the fiscal third quarter, Forest City sold approximately 1,800 acres of land at Hawk's Haven in Fort Myers for $30 million.

    Denver Stapleton

    More than 120 families moved into new homes at Stapleton during the fiscal third quarter, bringing to 654 the number of homes occupied in the first residential neighborhood. By the end of the fiscal year, the Company expects that about 800 families will be living at Stapleton. As of the end of the third quarter, Forest City had exercised its options to "take down" land for the development of more than 2,800 residential for-sale units.
    Many of Stapleton's new homebuyers are young families in search of quality schools for their children. In August, the new Denver Public Schools Westerly Creek Campus opened, featuring a traditional elementary school and a charter school that share common facilities on the new campus.
    Construction continues on the East 29th Avenue Town Center, where the first office and retail tenants began moving into the Town Center in November. The East 29th Avenue Town Center will include 141,000 square feet of retail space, 34,000 square feet of office space, and two apartment projects totaling 157 units overlooking a 2.5-acre town green.
    Forest City acquired approximately 49 acres of land during the third quarter of fiscal 2003, of which approximately 31 acres is for sale to educational users and the remainder is for sale to homebuilders. In October, Johnson & Wales University purchased approximately 23 acres of land at Stapleton for expansion of its northeast Denver campus that will include student housing and athletic fields.

    Richmond - Short Pump Town Center

    In September, Forest City held the grand opening for Short Pump Town Center, a two-level, 1.2-million-square-foot regional lifestyle center. Short Pump opened 90 percent leased, and initial sales by Short Pump's merchants have exceeded projections. Short Pump includes anchor stores Nordstrom, Hecht's, Dillard's, Dick's Sporting Goods and Lord & Taylor (which is scheduled to open next year), as well as 120 specialty stores and restaurants. During the quarter, the Company closed on a long-term, fixed-rate mortgage commitment at less than 6.0 percent for Short Pump. (See attached Exhibit for total cost of the project.)

    California - Retail Groundbreaking Announcements

    Forest City recently broke ground on two major retail projects in California - Victoria Gardens in Rancho Cucamonga in October, and Westfield San Francisco Centre in San Francisco in early November.
    Victoria Gardens is a 1.2-million-square-foot open-air regional lifestyle and entertainment center that will serve as the heart of a new downtown for Rancho Cucamonga, which is located east of Los Angeles. The center will include a mixture of nationally and locally known stores, restaurants and cafes, as well as offices, housing, and civic and cultural venues. The grand opening is scheduled for October 2004. (See attached Exhibit for total cost of the project.)
    Forest City and equity partner Westfield America, Inc. are redeveloping the landmark Emporium building to be combined with the adjacent San Francisco Centre and connect at five levels to create the largest urban shopping center west of the Mississippi. The combined project will feature Bloomingdale's and Nordstrom department stores, a state-of-the-art theater complex, and more than 200 specialty stores and restaurants. Upon completion of the redeveloped center, Forest City and Westfield each will have a 50 percent economic interest in the combined project. The nearly 1.5-million-square-foot center is scheduled to open in fall 2006.

    Hawaii - U.S. Navy Family Housing

    During the third quarter, Hawaii Military Communities, LLC, a partnership formed and led by Forest City, was selected to redevelop, operate and share in the ownership of military family housing at five U.S. Navy housing communities in Oahu, Hawaii. Phase One of the agreement between Hawaii Military Communities and the Department of the Navy involves the construction of 918 new homes and the renovation of 1,040 existing military family homes over the next four years. The partnership is also responsible for creating new road networks, green and open spaces, community centers, recreational facilities, and other amenities for each neighborhood.
    Forest City will be the managing partner and will retain approximately 10 percent ownership of the project. As managing partner, Forest City will earn development fees and management fees for the ongoing operation of the properties once development is completed.

    Financing Summary

    Forest City continues to take advantage of current interest rates and attractive debt markets for its project financings, with primary emphasis on fixed-rate nonrecourse mortgages. During the first nine months of fiscal 2003, Forest City closed on transactions totaling $1 billion in nonrecourse mortgage financings, including $643 million in refinancings, $72 million in extensions, $50 million in acquisitions and $284 million for new development projects. Year to date, Forest City has closed, or committed to, 17 fixed-rate financings at a weighted average interest rate of 5.87 percent, demonstrating the Company's success at "locking-in" attractive rates.
    At October 31, 2003, the Company's weighted average cost of mortgage debt decreased to 5.97 percent from 6.25 percent at October 31, 2002, primarily due to the general decrease in variable interest rates. Variable-rate mortgage debt, which represented 27 percent of the Company's total nonrecourse mortgage debt, decreased from 4.50 percent at October 31, 2002 to 3.74 percent at October 31, 2003. Fixed-rate mortgage debt decreased from 7.07 percent at October 31, 2002 to 6.79 percent at October 31, 2003.

    Corporate Description

    Forest City Enterprises, Inc. is a $5.7 billion NYSE-listed real estate company headquartered in Cleveland, Ohio. The Company is principally engaged in the ownership, development, acquisition and management of commercial and residential real estate throughout the United States. The Company's portfolio includes interests in retail centers, apartment communities, office buildings and hotels in 22 states and the District of Columbia.

    Definition of EBDT

    The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its ongoing financial health. While property dispositions, acquisitions or other factors can impact net earnings in the short term, the Company believes EBDT is useful to investors because it gives a more consistent view of Forest City's overall financial performance from quarter to quarter and year to year. EBDT is similar to Funds From Operations (FFO), a measure of performance used by publicly traded real estate investment trusts (REITs), but may not be directly comparable to similarly titled measures reported by other companies. Forest City encourages readers of its financial information to focus on EBDT, along with net earnings, to provide a complete and accurate picture of the Company's operating results.
    EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) noncash charges from Forest City Rental Properties Corporation, a wholly owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). Early extinguishment of debt is now reported in operating earnings instead of extraordinary items. However, early extinguishment of debt is excluded from EBDT through the year ended January 31, 2003. Beginning February 1, 2003, early extinguishment of debt is included in EBDT.

    Safe Harbor Language

    Statements made in this news release that state the Company or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, real estate development and investment risks, economic conditions in the Company's target markets, reliance on major tenants, the impact of terrorist acts, the Company's substantial leverage and the ability to service debt, guarantees under the Company's credit facility, changes in interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, significant geographic concentration, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, competition, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks, and other risk factors as disclosed from time to time in the Company's SEC filings, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended January 31, 2003.


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
            For the Periods Ended October 31, 2003 and 2002
             (dollars in thousands, except per share data)

                         Three Months Ended
                            October 31,       Increase (Decrease)
                      ----------- ----------- --------  --------
                            2003        2002   Amount   Percent
                      ----------- ----------- --------  --------

Operating Results:
Earnings from
 continuing
 operations              $23,429      $9,498  $13,931
Discontinued
 operations, net of
 tax and minority
 interest (1)              2,543        (557)   3,100
                      ----------- ----------- --------
Net earnings             $25,972      $8,941  $17,031
                      =========== =========== ========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT) (2)              $69,896     $50,507  $19,389    38.4%
                      =========== =========== ========


Reconciliation of Net
 Earnings to Earnings
 Before Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT) (2):

  Net Earnings           $25,972      $8,941  $17,031

  Depreciation and
   amortization -
   Real Estate Groups
   (5)                    34,859      32,132    2,727
  Depreciation and
   amortization -
   equity method
   investments (3)           133         124        9

  Deferred income tax
   expense - Real
   Estate Groups (7)      17,948       9,945    8,003
  Deferred income tax
   expense (benefit)
   on early
   extinguishment of
   debt (6) (7)                -         141     (141)

  Deferred income tax
   benefit - Non-Real
   Estate Groups: (7)
     Loss on disposition
     of other investments      -           -        -

  Current income tax
   expense on non-
   operating
   earnings: (7)
        Provision for
         decline in
         real estate           -         (78)      78
        Gain on
         disposition
         of other
         investments           -           -        -
        Gain on
         disposition
         included in
         discontinued
         operations           (4)          -       (4)

 Straight-line rent
  adjustment (4)          (2,654)     (1,869)    (785)

 Provision for
  decline in real
  estate, net of
  minority interest            -         957     (957)

 Loss on disposition
  of other
  investments                  -           -        -

  Discontinued
   operations: (1)
        Gain on
         disposition
         of operating
         properties       (6,358)          -   (6,358)
        Minority
         interest              -           -        -

  Loss on early
   extinguishment of
   debt, net of tax
   (6)                         -         214     (214)

                      ----------- ----------- --------

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT) (2)              $69,896     $50,507  $19,389    38.4%
                      =========== =========== ========

Diluted Earnings per
 Common Share:

Earnings from
 continuing
 operations                $0.46       $0.19    $0.27
Discontinued
 operations, net of
 tax and minority
 interest (1)               0.05       (0.01)    0.06
                      ----------- ----------- --------
Net earnings               $0.51       $0.18    $0.33
                      =========== =========== ========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT) (2)                $1.38       $1.01    $0.37    36.6%
                      =========== =========== ========

Operating earnings,
 net of tax                $0.47       $0.19    $0.28

Provision for decline
 in real estate, net
 of tax                        -       (0.01)    0.01

Gain on disposition
 of other
 investments, net of
 tax                           -           -        -

Gain on disposition
 of operating
 properties, net of
 tax                        0.07           -     0.07

Minority interest          (0.03)          -    (0.03)

                      ----------- ----------- --------
Net earnings               $0.51       $0.18    $0.33
                      =========== =========== ========

Diluted weighted
 average shares
 outstanding          50,671,974  50,152,885  519,089
                      =========== =========== ========




                         Nine Months Ended
                            October 31,       Increase (Decrease)
                      ----------- ----------- --------  --------
                            2003        2002   Amount   Percent
                      ----------- ----------- --------  --------
Operating Results:
Earnings from
 continuing
 operations              $44,903     $31,090  $13,813
Discontinued
 operations, net of
 tax and minority
 interest (1)              2,464         670    1,794
                      ----------- ----------- --------
Net earnings             $47,367     $31,760  $15,607
                      =========== =========== ========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT) (2)             $171,581    $133,980  $37,601    28.1%
                      =========== =========== ========


Reconciliation of Net
 Earnings to Earnings
 Before Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT) (2):

  Net Earnings           $47,367     $31,760  $15,607

  Depreciation and
   amortization -
   Real Estate Groups
   (5)                    98,851      88,145   10,706
  Depreciation and
   amortization -
   equity method
   investments (3)           380         362       18

  Deferred income tax
   expense - Real
   Estate Groups (7)      32,231      12,463   19,768
  Deferred income tax
   expense (benefit)
   on early
   extinguishment of
   debt (6) (7)                -         291     (291)

  Deferred income tax
   benefit - Non-Real
   Estate Groups: (7)
    Loss on disposition
     of other investments   (179)        (46)    (133)

  Current income tax
   expense on non-
   operating
   earnings: (7)
        Provision for
         decline in
         real estate           -         (78)      78
        Gain on
         disposition
         of other
         investments           9           -        9
        Gain on
         disposition
         included in
         discontinued
         operations        1,725       2,566     (841)

 Straight-line rent
  adjustment (4)          (5,185)     (3,000)  (2,185)

 Provision for
  decline in real
  estate, net of
  minority interest        2,397         957    1,440

 Loss on disposition
  of other
  investments                431         116      315

  Discontinued
   operations: (1)
        Gain on
         disposition
         of operating
         properties       (6,769)          -   (6,769)
        Minority
         interest            323           -      323

  Loss on early
   extinguishment of
   debt, net of tax
   (6)                         -         444     (444)

                      ----------- ----------- --------

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT) (2)             $171,581    $133,980  $37,601    28.1%
                      =========== =========== ========

Diluted Earnings per
 Common Share:

Earnings from
 continuing
 operations                $0.89       $0.62    $0.27
Discontinued
 operations, net of
 tax and minority
 interest (1)               0.05        0.01     0.04
                      ----------- ----------- --------
Net earnings               $0.94       $0.63    $0.31
                      =========== =========== ========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT) (2)                $3.40       $2.67    $0.73    27.3%
                      =========== =========== ========

Operating earnings,
 net of tax                $1.07       $0.68    $0.39

Provision for decline
 in real estate, net
 of tax                    (0.03)      (0.01)   (0.02)

Gain on disposition
 of other
 investments, net of
 tax                       (0.01)          -    (0.01)

Gain on disposition
 of operating
 properties, net of
 tax                        0.08           -     0.08

Minority interest          (0.17)      (0.04)   (0.13)

                      ----------- ----------- --------
Net earnings               $0.94       $0.63    $0.31
                      =========== =========== ========

Diluted weighted
 average shares
 outstanding          50,499,698  50,192,946  306,752
                      =========== =========== ========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
            For the Periods Ended October 31, 2003 and 2002
                            (in thousands)

                     Three Months Ended
                        October 31,       Increase (Decrease)
                  ----------- ----------- --------  --------
                     2003        2002     Amount    Percent
                  ----------- ----------- --------  --------

Operating Earnings
 and Reconciliation to
 Net Earnings:
Revenues
  Commercial Group $157,582  $152,922     $4,660
  Residential
   Group             40,817    36,931      3,886
  Land Development
   Group             55,455    15,194     40,261
  Lumber Trading
   Group             39,627    23,296     16,331
  Corporate
   Activities           111       385       (274)
                   --------- ---------   --------
       Total
        Revenues    293,592   228,728     64,864  28.4%

Operating expenses (169,841) (140,713)   (29,128)

Interest expense
 (6)                (50,509)  (39,958)   (10,551)
Loss on early
 extinguishment of
 debt                     -      (355)       355
Depreciation and
 amortization (5)   (31,062)  (30,356)      (706)
Revenues from
 discontinued
 operations (1)         880     4,787     (3,907)
Expenses from
 discontinued
 operations (1)      (1,812)   (5,310)     3,498
                   --------- ---------   --------

Operating earnings   41,248    16,823     24,425
                   --------- ---------   --------


Income tax expense
 (7)                (17,285)   (6,708)   (10,577)
Income tax
 (expense) benefit
 from discontinued
 operations (1)      (2,883)     (160)    (2,723)
Income tax expense
 (benefit) on non-
 operating
 earnings items
 (see below)          2,514      (378)     2,892
                   --------- ---------   --------

Operating
 earnings, net of
 tax                 23,594     9,577     14,017
                   --------- ---------   --------

Provision for
 decline in real
 estate                   -      (957)       957

Loss on
 disposition of
 other investments        -         -          -
Gain on
 disposition of
 operating
 properties
 included in
 discontinued
 operations (1)       6,358         -      6,358

Income tax
 (expense) benefit
 on non-operating
 earnings: (7)
     Provision for
      decline in
      real estate,
      net of
      minority
      interest            -       378       (378)
     Loss on
      disposition
      of other
      investments         -         -          -
     Gain on
      disposition
      of operating
      properties
      included in
      discontinued
      operations     (2,514)        -     (2,514)

                   --------- ---------   --------
Income tax
 (expense) benefit
 on non-operating
 earnings (see
 above)              (2,514)      378     (2,892)
                   --------- ---------   --------

Minority interest
 in continuing
 operations          (1,466)     (183)    (1,283)

Minority interest
 in discontinued
 operations: (1)
     Operating
      earnings            -       126       (126)
     Gain on
      disposition         -         -          -
                   --------- ---------   --------
                          -       126       (126)
                   --------- ---------   --------
Minority interest    (1,466)      (57)    (1,409)
                   --------- ---------   --------

Net earnings        $25,972    $8,941    $17,031
                   ========= =========   ========



                     Nine Months Ended
                        October 31,       Increase (Decrease)
                  ----------- ----------- --------  --------
                     2003        2002     Amount    Percent
                  ----------- ----------- --------  --------

Operating Earnings
 and Reconciliation to
 Net Earnings:
Revenues
  Commercial Group  $481,411  $430,852    $50,559
  Residential
   Group             132,678   109,704     22,974
  Land Development
   Group              85,044    59,226     25,818
  Lumber Trading
   Group              86,508    72,896     13,612
  Corporate
   Activities            411       854       (443)
                    --------- ---------   --------
       Total
        Revenues     786,052   673,532    112,520  16.7%

Operating expenses  (452,518) (406,361)   (46,157)

Interest expense
 (6)                (142,140) (127,469)   (14,671)
Loss on early
 extinguishment of
 debt                (10,718)     (735)    (9,983)
Depreciation and
 amortization (5)    (91,300)  (84,285)    (7,015)
Revenues from
 discontinued
 operations (1)        5,702    14,819     (9,117)
Expenses from
 discontinued
 operations (1)       (6,901)  (14,497)     7,596
                    --------- ---------   --------

Operating earnings    88,177    55,004     33,173
                    --------- ---------   --------


Income tax expense
 (7)                 (32,749)  (20,482)   (12,267)
Income tax
 (expense) benefit
 from discontinued
 operations (1)       (2,888)       70     (2,958)
Income tax expense
 (benefit) on non-
 operating
 earnings items
 (see below)           1,431      (424)     1,855
                    --------- ---------   --------

Operating
 earnings, net of
 tax                  53,971    34,168     19,803
                    --------- ---------   --------

Provision for
 decline in real
 estate               (2,728)     (957)    (1,771)

Loss on
 disposition of
 other investments      (431)     (116)      (315)
Gain on
 disposition of
 operating
 properties
 included in
 discontinued
 operations (1)        6,769         -      6,769

Income tax
 (expense) benefit
 on non-operating
 earnings: (7)
     Provision for
      decline in
      real estate,
      net of
      minority
      interest           948       378        570
     Loss on
      disposition
      of other
      investments        170        46        124
     Gain on
      disposition
      of operating
      properties
      included in
      discontinued
      operations      (2,549)        -     (2,549)

                    --------- ---------   --------
Income tax
 (expense) benefit
 on non-operating
 earnings (see
 above)               (1,431)      424     (1,855)
                    --------- ---------   --------

Minority interest
 in continuing
 operations           (8,565)   (2,037)    (6,528)

Minority interest
 in discontinued
 operations: (1)
     Operating
      earnings           105       278       (173)
     Gain on
      disposition       (323)        -       (323)
                    --------- ---------   --------
                        (218)      278       (496)
                    --------- ---------   --------
Minority interest     (8,783)   (1,759)    (7,024)
                    --------- ---------   --------

Net earnings         $47,367   $31,760    $15,607
                    ========= =========   ========


            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
            For the Periods Ended October 31, 2003 and 2002
                            (in thousands)

1) The Company adopted the provisions of Statement of Financial Accounting Standard (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective February 1, 2002. Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties which have been sold or held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and
    vi) cumulative effect of change in accounting principle (net of tax). Early extinguishment of debt is now reported in operating earnings. However, early extinguishment of debt is excluded from EBDT through the year ended January 31, 2003. Beginning February 1, 2003, early extinguishment of debt will be included in EBDT.

3) Amount represents depreciation expense for certain syndicated properties accounted for on the equity method of accounting under both full consolidation and pro-rata consolidation. See Note E - Investments In and Advances to Affiliates in Form 10-K for the year ended January 31, 2003 for further discussion of these syndicated properties.

4) Effective for the year ended January 31, 2001, the Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

5) The following table provides detail of Depreciation and Amortization. The Company's Real Estate Groups are owned by Forest City Rental Properties Corporation, a wholly-owned subsidiary engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

               Three Months Ended  Nine Months Ended
                    October 31,       October 31,
                -------- -------- -------- --------
                   2003     2002     2003     2002
                -------- -------- -------- --------

Full
 Consolidation  $31,062  $30,356  $91,300  $84,285
Non-Real Estate
 Groups            (964)  (1,202)  (2,885)  (3,311)
                -------- -------- -------- --------
Real Estate
 Groups Full
 Consolidation   30,098   29,154   88,415   80,974
Real Estate
 Groups related
 to minority
 interest        (4,673)  (4,424) (13,811) (13,359)
Real Estate
 Groups equity
 method           9,280    6,120   23,516   18,154
Discontinued
 operations         154    1,282      731    2,376
                -------- -------- -------- --------
Real Estate
 Groups Pro-
 Rata
 Consolidation  $34,859  $32,132  $98,851  $88,145
                ======== ======== ======== ========


6) The Company has adopted the provisions of Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13 on Technical Corrections" (SFAS No. 145) which requires gains or losses from early extinguishment of debt to be classified in operating earnings. The Company previously reported gains or losses from early extinguishment of debt as extraordinary item, net of tax, in its Consolidated Statements of Earnings as follows:

Loss on early
 extinguishment of
 debt reclassified to
 continuing
 operations                $-    $(355)      $-    $(735)
Deferred income tax
 benefit                    -     (141)       -     (291)
                      -------- -------- -------- --------
Loss on early
 extinguishment of
 debt, net of tax          $-    $(214)      $-    $(444)
                      ======== ======== ======== ========


                    Three Months Ended  Nine Months Ended
                         October 31,       October 31,
                      -------- -------- -------- --------
                         2003     2002     2003     2002
                      -------- -------- -------- --------
7) The following
   table provides
   detail of Income Tax
   Expense (Benefit):
(A) Continuing
    operations
      Current         $(2,813) $(4,242)  $1,071   $4,131
      Deferred         20,098   11,469   32,796   17,066
                      -------- -------- -------- --------
                       17,285    7,227   33,867   21,197
                      -------- -------- -------- --------

(B) Provision for
    decline in real
    estate
      Current               -      (78)       -      (78)
      Deferred              -     (300)    (948)    (300)
                      -------- -------- -------- --------
                            -     (378)    (948)    (378)
                      -------- -------- -------- --------
(C) Loss on
    disposition of
    other investments
      Current               -        -        9        -
      Deferred -
       Non-Real
       Estate
       Groups               -        -     (179)     (46)
                      -------- -------- -------- --------
                            -        -     (170)     (46)
                      -------- -------- -------- --------

(D) Deferred taxes on
    early extinguishment
    of debt                 -     (141)       -     (291)
                      -------- -------- -------- --------

   Subtotal (A)
   (B) (C) (D)
      Current          (2,813)  (4,320)   1,080    4,053
      Deferred         20,098   11,028   31,669   16,429
                      -------- -------- -------- --------
      Income tax
       expense         17,285    6,708   32,749   20,482
                      -------- -------- -------- --------

(E) Discontinued
    operations
      Operating earnings
      Current             386      276      358       88
      Deferred            (17)    (116)     (19)    (158)
                      -------- -------- -------- --------
                          369      160      339      (70)
      Gain (loss) on
       disposition of
       operating
       properties
      Current              (4)       -    1,725    2,566
      Deferred          2,518        -      824   (2,566)
                      -------- -------- -------- --------
                        2,514        -    2,549        -
                      -------- -------- -------- --------
                        2,883      160    2,888      (70)
                      -------- -------- -------- --------

    Grand Total (A)
     (B) (C) (D) (E)
      Current          (2,431)  (4,044)   3,163    6,707
      Deferred         22,599   10,912   32,474   13,705
                      -------- -------- -------- --------
                      $20,168   $6,868  $35,637  $20,412
                      ======== ======== ======== ========
    Recap of Grand
     Total:
     Real Estate Groups
      Current          (2,893)  (1,043)   7,227   12,627
      Deferred         17,948    9,945   32,231   12,463
                      -------- -------- -------- --------
                       15,055    8,902   39,458   25,090
     Non-Real Estate
     Groups
      Current             462   (3,001)  (4,064)  (5,920)
      Deferred          4,651      967      243    1,242
                      -------- -------- -------- --------
                        5,113   (2,034)  (3,821)  (4,678)
                      -------- -------- -------- --------
       Grand Total    $20,168   $6,868  $35,637  $20,412
                      ======== ======== ======== ========

Exhibits to Earnings Release

--  Development Pipeline

--  Net Operating Income

--  Reconciliation of Net Operating Income to Net Earnings


October 31, 2003
2003 Openings/Acquisitions (12)
                                    Cost            Cost at
                                     at              FCE
                                    Full            Economic
               Dev.                Consoli-          Share
               (D)   Date          dation    Total  (Non-    Sq. ft./
Property/      Acq. Opened/        (GAAP)    Cost    GAAP)   No. of
 Location      (A)  Acquired FCE %  (a)     at 100%   (b)    Units
----------------------------------------------------------------------
                                         (in millions)
                                   ------------------------
Office:
Fifteen         D    Q2-03
 MetroTech(k)/
 Brooklyn, NY                 75.0  $174.1  $174.1  $130.6    653,000
40 Landsdowne   D    Q2-03
 Street/
 Cambridge, MA               100.0    61.8    61.8    61.8    215,000
                                   -----------------------------------
                                     235.9   235.9   192.4    868,000
                                   -------------------------==========
Retail:
Short Pump      D    Q3-03
 Town
 Center(c)/
 Richmond, VA                 50.0     0.0   187.6    93.8  1,162,000
                                   -----------------------------------
                                       0.0   187.6    93.8  1,162,000
                                   -------------------------==========
Residential:
Plymouth        A    Q1-03
 Square
 (FAH)/
 Detroit, MI                 100.0    10.5    10.5    10.5        280
Parmatown       A    Q1-03
 Woods
 (FAH)/
 Parma Hts.,
 OH                          100.0     4.3     4.3     4.3        201
Worth           D    Q1-03
 Street(c)/
 Manhattan, NY                35.0     0.0   115.8    40.5        329
Colonial        A    Q1-03
 Grand(c)/
 Tampa, FL                    50.0     0.0    13.9     7.0        176
Colony          A    Q1-03
 Place(c)/
 Fort Myers,
 FL                           50.0     0.0    21.4    10.7        300
Consolidated    D    Q2-03
 Carolina/
 Richmond, VA                100.0    24.2    24.2    24.2        158
Grove/          A    Q3-03
 Ontario, CA                 100.0     7.0     7.0     7.0        101
Cherrywood
 Village/       A    Q3-03
 Denver, CO                  100.0    31.0    31.0    31.0        360
Ranchstone/     A    Q3-03
 Denver, CO                  100.0    31.7    31.7    31.7        368
                                   -----------------------------------
                                     108.7   259.8   166.9      2,273
                                   -------------------------==========
Total 2003
 Openings/
 Acquisitions(b)(d)                 $344.6  $683.3  $453.1
                                   =========================

----------------------------------------------------------------------
Residential
Units
Phased-In                                                    Opened in
(c)(e):                                                      '03/Total
                                                           -----------
Settler's       D
 Landing
 at Greentree/
 Streetsboro,
 OH                 2001-05   50.0    $0.0   $27.7   $13.9     80/408
Arbor Glen/     D
 Twinsburg, OH      2001-07   50.0     0.0    20.0    10.0     48/288
Eaton Ridge/    D
 Sagamore
 Hills, OH          2002-04   50.0     0.0    18.2     9.1     84/260
Newport         D
 Landing/
 Coventry, OH       2002-05   50.0     0.0    18.0     9.0     84/336
                                   -----------------------------------
Total(b)(f)                           $0.0   $83.9   $42.0  296/1,292
                                   ===================================

----------------------------------------------------------------------
See attached 2003 footnotes.


October 31, 2003
2003 Under Construction (13)

                               Cost            Cost at
                               at              FCE
                               Full            Economic
                               Consoli-        Share
                               dation   Total  (Non-  Sq. ft./  Pre-
Property/      Anticipated     (GAAP)   Cost   GAAP)  No. of   leased
 Location      Opening   FCE %  (a)    at 100% (b)    Units (Wtd.Avg.)
----------------------------------------------------------------------
                                 (in millions)
                                -----------------
Retail Centers:
Brooklyn Commons
 Brooklyn, NY    Q4-03   70.0  $21.4  $21.4  $15.0     151,000    100%
Quartermaster
 (Oregon Avenue)
 Philadelphia,
  PA             Q3-04   70.0   67.7   67.7   47.4     459,000     83%
Atlantic
 Terminal
 Brooklyn, NY    Q3-04   70.0   84.9   84.9   59.4     373,000     84%
Victoria Gardens
 Rancho
  Cucamonga, CA  Q3-04   80.0  177.9  177.9  142.3   1,222,000     57%
Westfield San
 Francisco Centre,
 San Francisco,
  CA(1)          Q3-06   50.0    0.0  396.6  198.3     976,000      0%

                              ---------------------------------
                               351.9  748.5  462.4   3,181,000     48%
                              ---------------------============
Office:
Harlem Center
 Office
 Manhattan, NY   Q1-04   52.5   36.8   36.8   19.3     146,000    100%
Atlantic
 Terminal Office
 Brooklyn, NY    Q2-04   70.0  107.8  107.8   75.5     399,000     80%
University of
 Pennsylvania
 Philadelphia,
  PA             Q4-04  100.0   54.5   54.5   54.5     123,000    100%
Twelve MetroTech
 Center
 Brooklyn, NY    Q2-05   80.0   43.5   43.5   34.8     177,000(g)   0%
                              ---------------------------------
                               242.6  242.6  184.1     845,000     70%
                              ---------------------============
Residential:
East 29th Avenue
 Town Center
 Denver, CO      Q1-04   90.0   45.6   45.6   41.0         157(h)
Stone Gate at
 Bellefair (c)
 (i)
 Ryebrook, NY    Q1-04   40.0    0.0   58.0   23.2         166
Emerald Palms II
 Miami, FL       Q2-04  100.0    9.0    9.0    9.0          86
Metropolitan
 Lofts (c)
 Los Angeles, CA Q1-05   50.0    0.0   57.6   28.8         264
                              ---------------------------------
                                54.6  170.2  102.0         673
                              ---------------------============
Total 2003 Under
 Construction
  (b) (j)                     $649.1 $1,161.3 $748.5
                              ======================

---------------------------------------------------------------
Residential phased-in
 units under
 construction (c) (e):                          Under Const./Total
                                                   -----------
Settler's
 Landing at
 Greentree
 Streetsboro,
  OH            2001-05  50.0   $0.0  $27.7  $13.9   104 / 408
Arbor Glen
 Twinsburg, OH  2001-07  50.0    0.0   20.0   10.0   144 / 288
Eaton Ridge
 Sagamore Hills,
  OH            2002-04  50.0    0.0   18.2    9.1    60 / 260
Newport Landing
 Coventry, OH   2002-05  50.0    0.0   18.0    9.0   132 / 336
                              ---------------------------------
Total (b) (f)                   $0.0  $83.9  $42.0 440 / 1,292
                              =================================

(1) Construction was started on Westfield San Francisco Centre in early November 2003. This project will also include the acquisition of an adjacent retail center totaling 508,000 square feet.

-------------------------------------------------------------------

See attached 2003 footnotes.


2003 FOOTNOTES

(a) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if deemed under the Company's control or on the equity method of accounting if the Company is deemed to not have control.

(b) Cost at FCE Economic Share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a Non-GAAP measure). The Company presents certain financial amounts under the pro-rata consolidation method as management believes that this method more accurately reflects the manner in which the Company operates its business, and is therefore, more meaningful to investors. The Company publicly discloses and discusses its performance using this method of consolidation to compliment its GAAP disclosures.

(c) Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is deemed to not have control.

(d) The difference between the full consolidation amount (GAAP) of $344.6 million of cost to Forest City's economic share (a non-GAAP measure) of $453.1 million of cost consists of a reduction to full consolidation for minority interest of $43.5 million of cost and the addition of Forest City's share of cost for unconsolidated investments of $152.0 million.

(e) Phased-in openings. Costs are representative of the total project.

(f) The difference between the full consolidation amount (GAAP) of $0.0 million of cost to Forest City's economic share (a non-GAAP measure) of $42.0 million of cost consists of Forest City's share of cost for unconsolidated investments of $42.0 million.

(g) Represents the Company's portion of this 1.1 million square-foot office condominium.

(h) Project also includes 141,000 total square feet (54,000 sq ft owned/managed by FCE) of retail and 34,000 square feet of office space.

(i) Supported-living property.

(j) The difference between the full consolidation amount (GAAP) of $649.1 million of cost to Forest City's economic share (a non-GAAP measure) of $748.5 million of cost consists of a reduction to full consolidation for minority interest of $150.9 million of cost and the addition of Forest City's share of cost for unconsolidated investments of $250.3 million.

(k) Formerly Nine MetroTech South.



                      Net Operating Income  (In Thousands)
                 --------------------------------------------

                    Three Months Ended October 31, 2003
                 --------------------------------------------

                 Full    Less     Plus      Plus       Pro-Rata
                 Consol- Minority Unconsol- Discont-   Consol-
                 idation Interest idated    inued      idation
                                  Invest-   Operations
                                   ments
                                   at
                                 Pro-Rata
                 --------------------------------------------
Commercial Group
 Retail

  Comparable       27,615  4,289    5,177       -      28,503
-------------------------------------------------------------
  Total            31,912  5,690    6,216       -      32,438

Office Buildings

  Comparable       29,952  5,436    1,082       -      25,598
-------------------------------------------------------------
  Total            42,731  7,892    1,086       -      35,925

 Hotels

  Comparable        4,107    458      630       -       4,279
-------------------------------------------------------------
  Total             4,626    577      630       -       4,679

 Other              2,064   (331)     904       -       3,299
Total Commercial
 Group

  Comparable       61,674 10,183    6,889       -      58,380
-------------------------------------------------------------
  Total            81,333 13,828    8,836       -      76,341

Residential
 Group

  Comparable       19,280    119    3,874       -      23,035
-------------------------------------------------------------
  Total            23,589    400    5,510    (206)     28,493

Total Real
 Estate Groups

  Comparable       80,954 10,302   10,763       -      81,415
-------------------------------------------------------------
  Total           104,922 14,228   14,346    (206)    104,834



Land Development
 Group             26,746    810      (16)      -      25,920


Lumber Trading
 Group              4,694      -        -       -       4,694


Corporate Group    (6,816)     -        -       -      (6,816)


-------------------------------------------------------------
Grand Total       129,546 15,038   14,330    (206)    128,632




                        Net Operating Income       (In Thousands)
              --------------------------------------------------------
                 Three Months Ended October 31, 2002      % Change
              --------------------------------------    --------------
             Full     Less    Plus      Plus   Pro-Rata  Full    Pro-
            Consol- Minority Unconsol- Discont- Consol- Consol-  Rata
           idation  Interest idated     inued   idation idation Consol
                           Investments Operations             -idation
                             at Pro-
                              Rata

              --------------------------------------    --------------
Commercial Group
 Retail

  Comparable    25,986  4,079  5,458     -   27,365       6.3%    4.2%
----------------------------------------------------
  Total         31,063  5,197  5,458   878   32,202

Office Buildings

  Comparable    30,376  5,617  1,104     -   25,863     -1.4%    -1.0%
----------------------------------------------------
  Total         36,114  7,125  1,108     -   30,097

 Hotels

  Comparable     5,507    818    644     -    5,333    -25.4%   -19.8%
----------------------------------------------------
  Total          5,519    736    644     -    5,427

 Other          (3,601)  (714) 2,155     -     (732)

Total Commercial
 Group

  Comparable    61,869 10,514  7,206     -   58,561     -0.3%    -0.3%
----------------------------------------------------
  Total         69,095 12,344  9,365   878   66,994

Residential
 Group

  Comparable    20,251    150  3,862     -   23,963     -4.8%    -3.9%
----------------------------------------------------
  Total         21,125    359  6,797   730   28,293

Total Real
 Estate Groups

  Comparable    82,120 10,664 11,068     -   82,524     -1.4%    -1.3%
----------------------------------------------------
  Total         90,220 12,703 16,162 1,608   95,287


Land Development
 Group           8,371    315    584     -    8,640


Lumber Trading
 Group             162      -      -     -      162


Corporate Group (7,534)     -      -     -   (7,534)


----------------------------------------------------
Grand Total     91,219 13,018 16,746 1,608   96,555




                      Net Operating Income  (In Thousands)
                 --------------------------------------------

                      Nine Months Ended October 31, 2003
                 --------------------------------------------

                 Full    Less     Plus      Plus       Pro-Rata
                 Consol- Minority Unconsol- Discont-   Consol-
                 idation Interest idated    inued      idation
                                  Invest-   Operations
                                   ments
                                   at
                                 Pro-Rata
                 --------------------------------------------
Commercial Group
 Retail

  Comparable       82,238 12,690 15,835       -    85,383
---------------------------------------------------------
  Total            99,843 17,399 16,888       -    99,332

 Office
   Buildings

 Comparable        89,985 16,294  3,264       -    76,955
---------------------------------------------------------
 Total            118,988 21,576  3,277       -   100,689

 Hotels

  Comparable        8,981    886  1,905       -    10,000
---------------------------------------------------------
  Total            17,314  4,610  1,905       -    14,609

     Other          6,413    219  2,998       -     9,192
Total Commercial
 Group

  Comparable      181,204 29,870 21,004       -   172,338
---------------------------------------------------------
  Total           242,558 43,804 25,068       -   223,822

Residential
 Group

  Comparable       58,191    386 11,614       -    69,419
---------------------------------------------------------
  Total            78,156  1,286 17,236     970    95,076

Total Real
 Estate Groups

  Comparable      239,395 30,256 32,618       -   241,757
---------------------------------------------------------
  Total           320,714 45,090 42,304     970   318,898


Land Development
 Group             41,148  1,928    485       -    39,705


Lumber Trading
 Group              6,692      -      -       -     6,692


Corporate Group   (19,194)     -      -       -   (19,194)


------------------------------------------------------
Grand Total       349,360 47,018 42,789     970   346,101





                        Net Operating Income       (In Thousands)
              --------------------------------------------------------
                 Nine Months Ended October 31, 2002      % Change
              --------------------------------------    --------------
             Full     Less    Plus      Plus   Pro-Rata  Full    Pro-
            Consol- Minority Unconsol- Discont- Consol- Consol-  Rata
           idation  Interest idated     inued   idation idation Consol
                           Investments Operations             -idation
                             at Pro-
                              Rata

              --------------------------------------    --------------
Commercial Group
 Retail

  Comparable     79,966 12,068 15,151     -    83,049    2.8%  2.8%
------------------------------------------------------
  Total          88,972 14,325 15,151 2,821    92,619

 Office
   Buildings

 Comparable      90,375 16,325  3,323     -    77,373   -0.4% -0.5%
------------------------------------------------------
 Total          103,266 20,446  3,340     -    86,160

 Hotels

  Comparable     14,083  2,091  1,946     -    13,938  -36.2%-28.3%
------------------------------------------------------
  Total          17,295  3,317  1,946     -    15,924

     Other       (6,044)  (235) 2,222     -    (3,587)

Total Commercial
 Group

  Comparable    184,424 30,484 20,420     -   174,360   -1.7% -1.2%
------------------------------------------------------
  Total         203,489 37,853 22,659 2,821   191,116

Residential
 Group

  Comparable     61,565    419 11,539     -    72,685   -5.5% -4.5%
------------------------------------------------------
  Total          63,675    860 15,939 2,297    81,051

Total Real
 Estate Groups

  Comparable    245,989 30,903 31,959     -   247,045   -2.7% -2.1%
------------------------------------------------------
  Total         267,164 38,713 38,598 5,118   272,167


Land Development
 Group           27,796  1,539  1,684     -    27,941


Lumber Trading
 Group            1,638      -      -     -     1,638


Corporate Group (17,164)     -      -     -   (17,164)



------------------------------------------------------
Grand Total     279,434 40,252 40,282 5,118   284,582



Reconciliation of Net Operating Income to Net Earnings:

                     Three Months Ended October 31, 2003

                 -----------------------------------------------

                   Full     Less     Plus       Plus   Pro-Rata
                  Consol- Minority Unconsol-  Discont-  Consol-
                  idation Interest  idated     inued    idation
                                  InvestmentsOperations
                                  at Pro-Rata
                 -----------------------------------------------

Revenues         $293,592 $36,019    $61,375      $880 $319,828
Exclude straight-
 line rent
 adjustment (1)    (4,208)      -          -         -   (4,208)
Add back equity
 method
 depreciation
 expense (see
 below)             9,413       -     (9,280)        -      133
                 -----------------------------------------------
Adjusted revenues 298,797  36,019     52,095       880  315,753

Operating
 expenses         169,841  20,981     37,695     1,086  187,641
Add back
 depreciation and
 amortization for
 non-Real Estate
 Groups (a)           964       -         70         -    1,034
Exclude straight-
 line rent
 adjustment (2)    (1,554)      -          -         -   (1,554)
                 -----------------------------------------------
Adjusted
 operating
 expenses         169,251  20,981     37,765     1,086  187,121
                 -----------------------------------------------
Net operating
 income           129,546  15,038     14,330      (206) 128,632

Interest expense  (50,509) (8,899)   (14,330)     (382) (56,322)

Loss (gain) on
 early
 extinguishment
 of debt                -       -          -      (190)    (190)

Provision for
 decline in real
 estate                 -       -          -         -        -

Depreciation and
 amortization (a) (30,098) (4,673)    (9,280)     (154) (34,859)

Straight-line
 rent adjustment
 (1) + (2)          2,654       -          -         -    2,654

Equity method
 depreciation
 expense (see
 above)            (9,413)      -      9,280         -     (133)

(Loss) gain on
 disposition of
 other
 investments            -       -          -     6,358    6,358
                 -----------------------------------------------
Earnings before
 income taxes      42,180   1,466          -     5,426   46,140

Income tax
 (provision)
 benefit          (17,285)      -          -    (2,883) (20,168)
                 -----------------------------------------------
Earnings before
 minority
 interest and
 discontinued
 operations        24,895   1,466          -     2,543   25,972

Minority interest  (1,466) (1,466)         -         -        -
                 -----------------------------------------------
Earnings from
 continuing
 operations        23,429       -          -     2,543   25,972

Discontinued
 operations, net
 of tax and
 minority
 interest:
   (Loss)
    earnings from
    operations     (1,301)      -          -     1,301        -
   Gain on
    disposition
    of operating
    properties      3,844       -          -    (3,844)       -
                 -----------------------------------------------
                    2,543       -          -    (2,543)       -
                 -----------------------------------------------
Net earnings      $25,972      $-         $-        $-  $25,972
                 ===============================================


(a) Depreciation
     and
     amortization
     per above    $30,098  $4,673     $9,280      $154  $34,859
    Depreciation
     and
     amortization
     - Non-Real
     Estate
     Groups           964       -         70         -    1,034
                 -----------------------------------------------
    Total
     depreciation
     and
     amortization $31,062  $4,673     $9,350      $154  $35,893
                 ===============================================



                     Three Months Ended October 31, 2002

                 -----------------------------------------------

                   Full     Less     Plus       Plus   Pro-Rata
                  Consol- Minority Unconsol-  Discont-  Consol-
                  idation Interest  idated     inued    idation
                                  InvestmentsOperations
                                  at Pro-Rata
                 -----------------------------------------------

Revenues         $228,728 $34,114    $53,500    $4,144 $252,258
Exclude straight-
 line rent
 adjustment (1)    (3,202)      -          -       (30)  (3,232)
Add back equity
 method
 depreciation
 expense (see
 below)             6,244       -     (6,120)        -      124
                 -----------------------------------------------
Adjusted revenues 231,770  34,114     47,380     4,114  249,150

Operating
 expenses         140,713  21,096     30,600     2,506  152,723
Add back
 depreciation and
 amortization for
 non-Real Estate
 Groups (a)         1,202       -         34         -    1,236
Exclude straight-
 line rent
 adjustment (2)    (1,363)      -          -         -   (1,363)
                 -----------------------------------------------
Adjusted
 operating
 expenses         140,552  21,096     30,634     2,506  152,596
                 -----------------------------------------------
Net operating
 income            91,218  13,018     16,746     1,608   96,554

Interest expense  (39,958) (8,411)   (16,746)     (753) (49,046)

Loss (gain) on
 early
 extinguishment
 of debt             (355)      -          -         -     (355)

Provision for
 decline in real
 estate              (957)      -          -         -     (957)

Depreciation and
 amortization (a) (29,154) (4,424)    (6,120)   (1,282) (32,132)

Straight-line
 rent adjustment
 (1) + (2)          1,839       -          -        30    1,869

Equity method
 depreciation
 expense (see
 above)            (6,244)      -      6,120         -     (124)

(Loss) gain on
 disposition of
 other
 investments            -       -          -         -        -
                 -----------------------------------------------
Earnings before
 income taxes      16,389     183          -      (397)  15,809

Income tax
 (provision)
 benefit           (6,708)      -          -      (160)  (6,868)
                 -----------------------------------------------
Earnings before
 minority
 interest and
 discontinued
 operations         9,681     183          -      (557)   8,941

Minority interest    (183)   (183)         -         -        -
                 -----------------------------------------------
Earnings from
 continuing
 operations         9,498       -          -      (557)   8,941

Discontinued
 operations, net
 of tax and
 minority
 interest:
   (Loss)
    earnings from
    operations       (557)      -          -       557        -
   Gain on
    disposition
    of operating
    properties          -       -          -         -        -
                 -----------------------------------------------
                     (557)      -          -       557        -
                 -----------------------------------------------
Net earnings       $8,941      $-         $-        $-   $8,941
                 ===============================================


(a) Depreciation
     and
     amortization
     per above    $29,154  $4,424     $6,120    $1,282  $32,132
    Depreciation
     and
     amortization
     - Non-Real
     Estate
     Groups         1,202       -         34         -    1,236
                 -----------------------------------------------
    Total
     depreciation
     and
     amortization  30,356   4,424      6,154     1,282   33,368
                 ===============================================



Reconciliation of Net Operating Income to Net Earnings:

                     Nine Months Ended October 31, 2003

                 -----------------------------------------------

                   Full     Less     Plus       Plus   Pro-Rata
                  Consol- Minority Unconsol-  Discont-  Consol-
                  idation Interest  idated     inued    idation
                                  InvestmentsOperations
                                  at Pro-Rata
                 -----------------------------------------------

Revenues         $786,052 $113,038   $174,060    $5,100 $852,174
Exclude straight-
 line rent
 adjustment (1)    (8,990)       -          -         -   (8,990)
Add back equity
 method
 depreciation
 expense (see
 below)            23,896        -    (23,516)        -      380
                 ------------------------------------------------
Adjusted revenues 800,958  113,038    150,544     5,100  843,564

Operating
 expenses         452,518   66,020    107,605     4,130  498,233
Add back
 depreciation and
 amortization for
 non-Real Estate
 Groups (a)         2,885        -        150         -    3,035
Exclude straight-
 line rent
 adjustment (2)    (3,805)       -          -         -   (3,805)
                 ------------------------------------------------
Adjusted
 operating
 expenses         451,598   66,020    107,755     4,130  497,463
                 ------------------------------------------------
Net operating
 income           349,360   47,018     42,789       970  346,101

Interest expense (142,140) (24,409)   (42,789)   (1,143)(161,663)

Loss (gain) on
 early
 extinguishment
 of debt          (10,718)      98          -      (190) (11,006)

Provision for
 decline in real
 estate            (2,728)    (331)         -         -   (2,397)

Depreciation and
 amortization (a) (88,415) (13,811)   (23,516)     (731) (98,851)

Straight-line
 rent adjustment
 (1) + (2)          5,185        -          -         -    5,185

Equity method
 depreciation
 expense (see
 above)           (23,896)       -     23,516         -     (380)

(Loss) gain on
 disposition of
 other
 investments         (431)       -          -     6,446    6,015
                 ------------------------------------------------
Earnings before
 income taxes      86,217    8,565          -     5,352   83,004

Income tax
 (provision)
 benefit          (32,749)       -          -    (2,888) (35,637)
                 ------------------------------------------------
Earnings before
 minority
 interest and
 discontinued
 operations        53,468    8,565          -     2,464   47,367

Minority interest  (8,565)  (8,565)         -         -        -
                 ------------------------------------------------
Earnings from
 continuing
 operations        44,903        -          -     2,464   47,367

Discontinued
 operations, net
 of tax and
 minority
 interest:
   (Loss)
    earnings from
    operations     (1,433)       -          -     1,433        -
   Gain on
    disposition
    of operating
    properties      3,897        -          -    (3,897)       -
                 ------------------------------------------------
                    2,464        -          -    (2,464)       -
                 ------------------------------------------------
Net earnings      $47,367       $-         $-        $-  $47,367
                 ================================================


(a) Depreciation
     and
     amortization
     per above    $88,415  $13,811    $23,516      $731  $98,851
    Depreciation
     and
     amortization
     - Non-Real
     Estate
     Groups         2,885        -        150         -    3,035
                 ------------------------------------------------
    Total
     depreciation
     and
     amortization $91,300  $13,811    $23,666      $731 $101,886
                 ================================================





                      Nine Months Ended October 31, 2002

                 -----------------------------------------------

                   Full     Less     Plus       Plus   Pro-Rata
                  Consol- Minority Unconsol-  Discont-  Consol-
                  idation Interest  idated     inued    idation
                                  InvestmentsOperations
                                  at Pro-Rata
                 -----------------------------------------------
Revenues         $673,532 $96,000   $142,342   $12,770 $732,644
Exclude straight-
 line rent
 adjustment (1)    (7,767)      -          -       (57)  (7,824)
Add back equity
 method
 depreciation
 expense (see
 below)            18,516       -    (18,154)        -      362
                 -----------------------------------------------
Adjusted revenues 684,281  96,000    124,188    12,713  725,182

Operating
 expenses         406,361  55,748     83,799     7,595  442,007
Add back
 depreciation and
 amortization for
 non-Real Estate
 Groups (a)         3,311       -        107         -    3,418
Exclude straight-
 line rent
 adjustment (2)    (4,824)      -          -         -   (4,824)
                 -----------------------------------------------
Adjusted
 operating
 expenses         404,848  55,748     83,906     7,595  440,601
                 -----------------------------------------------
Net operating
 income           279,433  40,252     40,282     5,118  284,581

Interest expense (127,469)(24,856)   (40,282)   (2,199)(145,094)

Loss (gain) on
 early
 extinguishment
 of debt             (735)      -          -         -     (735)

Provision for
 decline in real
 estate              (957)      -          -         -     (957)

Depreciation and
 amortization (a) (80,974)(13,359)   (18,154)   (2,376) (88,145)

Straight-line
 rent adjustment
 (1) + (2)          2,943       -          -        57    3,000

Equity method
 depreciation
 expense (see
 above)           (18,516)      -     18,154         -     (362)

(Loss) gain on
 disposition of
 other
 investments         (116)      -          -         -     (116)
                 -----------------------------------------------
Earnings before
 income taxes      53,609   2,037          -       600   52,172

Income tax
 (provision)
 benefit          (20,482)      -          -        70  (20,412)
                 -----------------------------------------------
Earnings before
 minority
 interest and
 discontinued
 operations        33,127   2,037          -       670   31,760

Minority interest  (2,037) (2,037)         -         -        -
                 -----------------------------------------------
Earnings from
 continuing
 operations        31,090       -          -       670   31,760

Discontinued
 operations, net
 of tax and
 minority
 interest:
   (Loss)
    earnings from
    operations        670       -          -      (670)       -
   Gain on
    disposition
    of operating
    properties          -       -          -         -        -
                 -----------------------------------------------
                      670       -          -      (670)       -
                 -----------------------------------------------
Net earnings      $31,760      $-         $-        $-  $31,760
                 ===============================================


(a) Depreciation
     and
     amortization
     per above    $80,974 $13,359    $18,154    $2,376  $88,145
    Depreciation
     and
     amortization
     - Non-Real
     Estate
     Groups         3,311       -        107         -    3,418
                 -----------------------------------------------
    Total
     depreciation
     and
     amortization  84,285  13,359     18,261     2,376   91,563
                 ===============================================

    CONTACT: Forest City Enterprises, Inc.
             Thomas G. Smith, 216-621-6060
             Thomas T. Kmiecik, 216-621-6060
             www.forestcity.net